UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 3, 2014

Date of report (Date of earliest event reported)

LifeLock, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35671	56-2508977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Rio Salado Parkway

Suite 400

Tempe, Arizona 85281

(Address of Principal Executive Offices) (Zip Code)

(480) 682-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 3, 2014, LifeLock, Inc. (“LifeLock”) entered into a Fourth Amendment to Identity Protection Service Provider Agreement (the “Fourth Amendment”) with Early Warning Services, LLC (“EWS”), which amends that certain Identity Protection Service Provider Agreement dated July 29, 2011, as amended by that certain First Amendment dated August 28, 2012, that certain Second Amendment dated June 2, 2014, and that certain Third Amendment dated June 26, 2014 (collectively, the “Agreement”). Pursuant to the Fourth Amendment, LifeLock and EWS agreed that the Agreement will automatically renew for an additional three-year term as of July 29, 2014 (the “Second Term”). LifeLock and EWS also agreed that after the Second Term, the Agreement will automatically renew for an indefinite number of consecutive one-year terms (each a “Renewal Term”), until and unless either party provides written notice of non-renewal to the other party at least 60 days prior to the expiration of the Second Term or the then-current Renewal Term. In addition, LifeLock and EWS agreed to certain amended business and pricing terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOCK, INC.

Date: July 10, 2014	By:	/s/ Chris Power
Chris Power
Chief Financial Officer